Exhibit 10.2

SERVICE AGREEMENT

TMP WORLDWIDE LIMITED (1)

and

P DOLPHIN (2)

Orchard
99 Bishopsgate
London EC2M 3YU
Tel: 0171 392 0200
Fax: 0171 392 0201

Ref: T009.16 NMD Dolphin SA D1

CONTENTS

Clause	Heading
1	Definitions and Interpretation
2	Appointment
3	Duties
4	Place of Employment
5	Full Time Employment and Other Interests
6	Remuneration
7	Expenses
8	Car
9	Holidays
10	Sickness Pay
11	Pension
12	Confidentiality
13	Inventions
14	Copyright
15	Termination
16	Normal Retirement Age
17	Protective Covenants
18	Warranty
19	Disciplinary Rules
20	General
21	Execution

The Schedule	Summary of Terms and Conditions (Pursuant to s.1 Employment Rights Act 1996)

THIS AGREEMENT is made the 28 day of August 1998

BETWEEN:

(1)                                  TMP WORLDWIDE LIMITED (No. 1881381) whose registered office is at Finsgate, 5-7 Cranwood Street, London EC1V 9EE (the “Company”); and

(2)                                  P DOLPHIN of 5 Channings, Horsell, Woking GU21 4JB (the “Appointee”)

NOW IT IS HEREBY AGREED as follows:

1.                                       Definitions and Interpretation

1.1                                 In this Agreement unless the context otherwise requires:

“Associated Company” means a company which is for the time being a subsidiary, subsidiary undertaking or a holding company of the Company or a subsidiary or subsidiary undertaking of any such holding company;

“Auditors” means the auditors for the time being of the Company;

“Board” means the board of directors of the Company or a duly authorised committee thereof;

“Employment” means the employment of the Appointee pursuant to this Agreement or, as the context requires, its duration;

“Financial Year” means a year or other accounting period in respect of which the Company’s accounts are made up;

“Group” means the Company and its Associated Companies and any of them for the time being;

“holding company”, “subsidiary” and “subsidiary undertaking” have the meanings respectively ascribed thereto by s.736 and s.258 Companies Act 1985;

“Holiday Year” means the period of 12 consecutive calendar months commencing on 1st January in each year;

“Inventions” means any discovery, technique, design, formula, method of manufacture, inventions, secret process, improvements and modifications (whether or not capable of protection by rights in the nature of intellectual property( which the Appointee alone or with one or more others has made or discovered during any previous period of employment with the Company or may make or discover during the Employment and which pertain to or result from any work which the Appointee has done or may hereafter do for the Group;

“The Stock Exchange” means London Stock Exchange Limited;

“TMP Group” means TMP Worldwide Holdings Limited and its subsidiaries for the time being, and

“TMP” means TMP Worldwide Inc., the Company’s ultimate holding company.

1.2                                 Any reference to the provisions of an enactment shall be deemed to refer to the same as in force (including any amendment or re-enactment) at the time by reference to which the same falls to be interpreted.

1.3                                 References to Clauses and Schedules are, unless otherwise stated, references to Clauses of and Schedules to this Agreement.

1.4                                 Headings and the use of emphases in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.5                                 Where the context permits, the singular includes the plural and vice versa and one gender includes any gender. Words importing individuals shall be treated as importing corporations and vice versa and words importing whole shall be treated as including a reference to any part thereof.

1.6                                 The Schedules form an integral part of this Agreement and references to “this Agreement” shall be construed accordingly.

2.                                       Appointment

2.1                                 The Company hereby appoints the Appointee and the Appointee hereby agrees to be employed as the Managing Director of the European business of TMP Worldwide.

2.2                                 The Employment shall commence by the date hereof and shall continue (subject to termination as hereinafter provided) for a period of two years and thereafter unless and until determined by either party giving to the other not less than twelve months’ prior written notice expiring on or at any time after the second anniversary of the date hereof.

2.3                                 The Employment is continuous with the Appointee’s previous employment with the Company which commenced on 1 September 1971.

2.4                                 If either party (for whatever reason) gives notice to the other party to terminate the Employment, then during the period of such notice the Company shall not be obliged to provide the Appointee with work and the Company may require the Appointee not to attend at any of the Company’s premises nor to undertake any work for the Company during the period of such notice.  Save for the matters stipulated in the preceding sentence of this Clause 2.4, during such notice period the Appointee shall be obliged to abide by all the terms of this Agreement (including, without limitation, his obligation under Clause 5 not to be engaged or interested in any other employment except the Employment).

2.5                                 The Company shall be entitled at its sole discretion to make payment in lieu of notice to terminate the Employment.

3.                                       Duties

3.1                                 The Appointee will perform to the best of his ability all the duties of a Managing Direct and such other functions in the Group (not inconsistent with his position as the Managing Director of the European Business of TMP Worldwide) as the Board may reasonably require and whenever required so to do give an account to the Board or a person duly authorised by the Board of all matters with which he is entrusted.

3.2                                 During the continuance of the Employment the Company shall be at liberty from time to time to appoint any other person to be a Managing Director of the European Business jointly with the Appointee.

3.3                                 The Appointee shall carry out his duties hereunder between the hours of 9:15 am and 5:30 pm on normal working days and during such other hours as may from time to time he necessary in order to fulfill properly his duties hereunder and he shall not be entitled to extra remuneration for work performed outside normal working hours.

3.4                                 The Appointee shall well and faithfully serve the Company and shall use his best endeavours to promote the interests of the Company and shall not knowingly or willingly permit to be done anything to the prejudice, loss or injury of the Company or any member of the Group.

4.                                       Place of Employment

4.1                                 The Appointee shall attend and work at any premises of the Group wheresoever situated and the Company may upon giving three months’ notice to the Appointee reasonably direct the Appointee to serve in such place or places including places inside the United Kingdom and for such periods as the Company may reasonably require or to such other countries outside the United Kingdom with the agreement of the Appointee.

4.2                                 The Company shall pay any reasonable relocation expenses reasonably incurred by the Appointee where the Appointee is required pursuant to this Clause to serve in any place which entails an average daily commute by car in both directions of not more than two hours and thirty minutes from the Appointee’s current address.

5.                                       Full Time Employment and Other Interests

During the continuance of the Employment, the Appointee shall devote the whole of his time, attention and abilities to his duties hereunder and he shall not without the prior written consent of the Company (which the Company shall be under no obligation to give) be directly or indirectly engaged, concerned or interested in any other business or occupation or become a director or employee or consultant or agent or partner of any other person, firm or company but so that nothing herein contained shall preclude the

Appointee from holding by way of bona fide investment only shareholdings in any company whose shares are listed on a recognised investment exchange or dealt in the Alternative Investment Market which when aggregated with shares or Securities beneficially owned by his wife and children and step-children entitle him to no more than five per cent of the voting power of any company which is not a business competitor of the Group.

6.                                       Remuneration

6.1                                 During the continuance of the Employment, the remuneration of the Appointee shall be:

(a)                                  a salary (inclusive of any director’s fees payable to him) at the rate of £175,000 per annum payable by equal monthly installments in arrears on or around the 25th day of each month with such increments thereto as the Company may from time to time determine and

(b)                                 if the Company achieves the operating profit target for each Financial Year as set out in the budgets for the TMP Group which are agreed by the Board and TMP (the “Profit Target”), the Appointee shall be paid an annual bonus by the Company which shall be twenty per cent (20%) of the salary set out in Clause 6.1(a) (the “Base Salary”).

Such annual bonus shall be paid to the Appointee by the last day of February in each calendar year.

6.2                                 If in any Financial Year the TMP Group acquires any business or any shares in any company which then form part of the TMP Group, the Appointee hereby confirms that the Board and TMP shall be entitled to amend the Profit Target for the relevant Financial Year to take account of the Board’s and TMP’s reasonable view of the impact of any such acquisition on the Profit Target for the remainder of the Financial Year.

6.3                                 For any broken period of a Financial Year of the Company the amount (if any) payable to the Appointee by way of bonus shall be ascertained on a pro rata basis by reference to the proportion which the period during which the Employment continued bears to the whole of such Financial Year.

6.4                                 If the Employment shall be terminated by the Appointee in breach of the terms of this Agreement, any bonus in respect of the Financial Year during which the Employment is so terminated shall be payable to the Appointee only if, in its absolute discretion, the Company so decides.

6.5                                 The Company shall be entitled at any time during the Employment or in any event on termination, howsoever arising, to deduct from the Appointee’s salary any monies properly due from him to the Company or any Associated Company.

6.6                                 The Base Salary shall be reviewed by the Company annually on 1 January in each year of the Employment.

7.                                       Expenses

The Company shall reimburse to the Appointee all travelling, hotel and other expenses properly and reasonably incurred by him in or about the performance of his duties hereunder, provided the Appointee provides the Company with such evidence of the same as the Company may reasonably require.

8.                                       Car

8.1                                 To assist him in the performance of his duties hereunder the Company shall during the Employment provide the Appointee with a car suitable for use by a person of his status in line with the Company’s car policy or, at the discretion of the Appointee, a car allowance of ten per cent (10%) per annum of the Base Salary and permit him to use it for his own private purposes, including use on holidays. The Company shall from time to time when it so determines replace the same by another suitable car and shall (subject as hereinafter provided) pay all vehicle excise duty, insurance premiums and running expenses of such car (including those attributable to the Appointee’s use of the same for his private purposes).

8.2                                 The Appointee’s use of the said car shall be on terms that he will:

(a)                                  take good care of the car and ensure that it is in the state and condition required by law and that the provisions and conditions of any policy of insurance relating to it are observed;

(b)                                 not permit the car to be taken out of the United Kingdom without the prior written consent of the Company; and

(c)                                  return the car (or such replacement as aforesaid) and its keys to the Company’s registered office or such address as the Company may direct immediately upon request by the Company or immediately upon the termination of the Employment whichever is the earlier.

9.                                       Holidays

9.1                                 The Appointee shall be entitled with full remuneration (in addition to the normal public holiday) to 25 working days holiday in each Holiday Year to be taken at a time or times to be agreed with the Board.

9.2                                 Such holiday entitlement shall be deemed to accrue from day to day but may not be carried over from one Holiday Year to the next unless otherwise approved by the Board. The Appointee shall not be entitled to receive holiday pay in respect of any holiday accrued but not taken by him, save that on the termination of the Employment he shall be entitled to receive holiday pay in respect of holiday accrued in the Holiday Year in which the Employment terminates but not taken at the date of such termination.

10.                                 Sickness Pay

10.1                           The Appointee will be entitled to remuneration in full during the first three months of absence from the Employment in any calendar year due to sickness or injury and, for any subsequent such absence in the same calendar year, to such remuneration as the Board may deem appropriate PROVIDED THAT upon any amount becoming payable to the Company in respect of a period of sickness of the Appointee under the Company’s permanent health insurance scheme for the time being in force (if any), the sole entitlement of the Appointee to remuneration during any continuation thereafter of such period of sickness shall be an amount equal to the net amount (if any) received by the Company in respect of the Appointee under such Scheme.

10.2                           The foregoing is without prejudice to the Appointee’s entitlement to statutory sick pay (“SSP”) in accordance with the Social Security and Housing Benefits Act 1982 provided that any payment made under this Agreement in respect of a day of sickness will include the Appointee’s SSP payment for that day. Any sickness or other benefits to which the Appointee may be entitled under any social security, national insurance or other legislation for the time being in force whether or not such benefit is actually received by the Appointee (and the Appointee shall be solely responsible for claiming such benefits or any benefit received by him as a result of contributions paid by the Company to any health insurance scheme, in respect of a day of sickness shall be deducted from the payment to be made under this Agreement in respect of that day.

10.3                           In respect of any absence from the Employment due to sickness or injury lasting more than seven days, the Appointee shall send to the Board a statement of his disability signed by a medical practitioner.  In the event that the Appointee does not provide a statement of disability within the said period the Company shall be entitled to withhold any sick pay payable pursuant to this Clause, until such time as the Appointee shall have provided evidence satisfactory to the Company of his sickness or injury.

10.4                           If the Appointee receives any sums by way of compensation for loss of earnings from a third party or under any health insurance scheme as a result of illness or accident in respect of a period during which the Company is making payments to him, the payments to be made by the Company shall be reduced accordingly.

10.5                           The Company shall provide medical expenses insurance cover for the Appointee and his wife and children in accordance with the scheme operated by the Group from time to time.  The Appointee shall also be entitled to join the Group’s permanent health scheme at the Company’s cost at any time after the date hereof.

10.6                           The Appointee shall at the expense of the Company submit at any time to a medical examination by a registered medical practitioner nominated by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company’s medical adviser the results of the examination and the matters which arise from it so that the Company’s medical adviser can notify the Company of any matters he considers might impair the Appointee’s ability to properly discharge his duties.

11.                                 Pension

11.1                           The Appointee shall be entitled at his option to contributions from the Company of an amount equal to 15% of the Base Salary to a personal pension (or for such other investments where the contributions made to a personal pension by the Company on behalf of the Appointee exceed the maximum contribution permitted by law) of his choice.

11.2                           The Appointee shall be entitled to become a member of the Company’s Life Assurance Scheme, subject to the rules of that scheme, a copy of which will on request be made available for inspection.

12.                                 Confidentiality

12.1                           The Appointee shall not (except in the proper course of his duties hereunder or as may be required by law) either during or at any time after the termination of the Employment divulge to any person whomsoever and shall use his best endeavours to prevent the unauthorised publication or disclosure of and shall not use for his own purposes or for any purposes other than those of the Group any knowledge or information relating to any trade secret, process or invention or concerning the business or finances of the Group or any dealings, transactions or affairs of any of them or of any officers or employees of the Group or any other information of a confidential character (including confidential information belonging to or relating to any third party) which may come to his knowledge during or in the course of the Employment. Such restrictions shall not apply to any knowledge or information which is or may become (otherwise than through the default of the Appointee) available to the public generally.

12.2                           All notes, memoranda, records and samples made or used by the Appointee in relation to any of the knowledge or information referred to in Clause 12.1 shall be and remain the property of the Group and shall be delivered together with all copies thereof, to the Company or as it shall direct from time to time on demand or forthwith when the Appointee leaves the service of the Group.

13.                                 Inventions

13.1                           The Appointee will disclose and deliver to the Company for the exclusive use and benefit of the Company and the Group any Inventions promptly upon the making, devising or discovering of the same, and will give all information and data in his possession as to the exact mode of working, producing and using the same and also all such explanations and instructions to the Company as may in the view of the Board be necessary to enable the full and effectual working, production or use of the same and will at the expense of the Company furnish it with all necessary plans, drawings, formulae and models.

13.2                           The Appointee will without charge to but at the expense of the Company execute and do all acts, matters, documents and things necessary to enable the Company or its nominee to apply for and obtain protection for the Inventions in any or all countries and to vest title thereto in the Company or its nominee absolutely.

13.3                           The Appointee hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do such acts, matters, documents and things as aforesaid and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause.  In favour of any third party a certificate signed by any director or the Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

13.4                           During the Employment and at all times thereafter the Appointee will (whether by omission or commission) do nothing to affect or imperil the validity of the protection for the Inventions obtained or applied for by the Company or its nominee pursuant to this Clause. The Appointee will at the direction and expense of the Company render all assistance within his power to obtain and maintain such protection or application or any extension thereof.

13.5                           Nothing in this Agreement shall oblige the Company or any Associated Company to seek patent or other protection for any Invention nor to exploit any Invention.

14.                                 Copyright

14.1                           The Appointee shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (except only those works originated, conceived, written or made by him prior to his appointment) and shall until such rights shall be fully and absolutely vested in the Company hold them in trust for the Company.

14.2                           the Appointee hereby assigns to the Company by way of future assignment all copyright design right and other proprietary rights if any for the full terms thereof throughout the World in respect of all copyright works and designs originated, conceived, written or made by the Appointee (except only those works or designs originated, conceived, written or made by the Appointee wholly outside his normal working hours and wholly unconnected with his appointment) during the period of his employment hereunder.

14.3                           The Appointee hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by this Clause 14 or otherwise.

14.4                           The Appointee will at the request and expense of the Company do all things necessary or desirable to substantiate the rights of the Company under Clauses 14.2 and 14.3 and it is hereby acknowledged and agreed that the provisions of this Clause shall survive any termination of the Employment.

15.                                 Termination

15.1                           The Company may at any time by notice in writing to the Appointee forthwith terminate the Employment and the Appointee shall have no claim against the Company in respect of such termination, if the Appointee shall:

(a)                                  commit any material breach of this Agreement, other than such a breach which is capable of remedy and is remedied by the Appointee within 14 days of the Company requesting the same in writing, or continue (after being warned) any other breach of any of his obligations (whether under this Agreement or otherwise) to the Company or any Associated Company;

(b)                                 be guilty of any fraud or grave misconduct or be convicted of any criminal offence (other than a motoring offence not resulting in a custodial sentence);

(c)                                  have a bankruptcy order made against him or compound or make any arrangement with his creditors;

(d)                                 be guilty of conduct tending to bring himself, the Company or any Associated Company into disrepute;

(e)                                  be or become prohibited by law from being a director;

(f)                                    be, for any cause, incapacitated from efficiently performing his duties hereunder for 26 consecutive weeks, or for periods aggregating 130 working days in any period of 52 weeks, or

(g)                                 become of unsound mind or a patient for any purpose of any legislation relating to mental health.

15.2                           In order to investigate a complaint against the Appointee of misconduct or where the Company has reason to believe that the Appointee may be guilty of misconduct, the Company shall be entitled to suspend the Appointee on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

15.3                           In any case where the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) do not operate to transfer the employment of the Appointee hereunder, if the Appointee shall refuse to agree to the transfer of his employment under this Agreement to a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets or the equity share capital of the Company for a period not less than the then unexpired term of the Employment and on terms not less favourable to him than the terms of this Agreement the Appointee shall have no claim against the Company in respect of the termination of his Employment by the Company hereunder.

15.4                           Any termination of this Agreement (howsoever occasioned) shall not affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into force on or after termination hereof.

15.5                           Unless the Company waives its right to receive his resignation, the Appointee shall, on the termination of the Employment howsoever arising, give notice resigning forthwith (without claim for compensation) as a director of the Company and from all offices held by him in any Associated Company. In the event of such notice not having been received by the Company within seven days of the termination of the Employment the Appointee hereby irrevocably appoints the Company to be his attorney for the purpose of giving such notice in his name and on his behalf and of doing all things requisite to give effect thereto.

15.6                           The Appointee shall not at any time after he shall have given or received notice of termination of the Agreement make any public statements in relation to the Company or the Group and shall not after the termination of the Agreement represent himself as being employed by or connected with the Company or any Associated Company.

16.                                 Normal Retirement Age

The Company’s normal retirement age is 65 for both men and women. In the absence of agreement to the contrary this Employment will terminate automatically on the date on which the Appointee reaches his 65th birthday.

17.                                 Protective Covenants

17.1                           The Appointee hereby covenants with the Company for itself and separately as agent for each of the Associated Companies that:

(a)                                  he will not either during the Employment or for a period of twelve months after the termination of the Employment hereunder for whatever cause in England or Wales or Scotland or the Channel Islands or the Isle of Man or Northern Ireland carry on or be engaged, concerned or interested in the business of recruitment advertising or any other business which is competitive with or likely to be competitive with the businesses of the Company or any Associated Company. If, following termination of the Employment, the Appointee wishes to be engaged or employed by a person, company or organisation which does not operate primarily in the recruitment industry or is not directly competitive with the TMP Group, the Appointee shall be entitled to be so engaged or employed only with the written consent of the Chairman of TMP Worldwide Inc., such consent not to be unreasonably withheld or delayed. It being acknowledged that it would be reasonable for consent to be withheld where the Appointee’s said engagement or employment may adversely affect the trading or financial position of the TMP Group;

(b)                                 that he will not either during the Employment or for a period of twelve months after the termination of the Employment solicit the services of or entice away from the Company or any of its Associated Companies or offer employment to any person who is or at any time during the period of twelve months expiring on the date of such termination was, an employee of the Company or any such Associated Company in a management or executive position;

(c)                                  he will not either during the Employment or for a period of twelve months after the termination of the Employment canvass, solicit for orders or entice away from the Company or any Associated Company or provide services to, in respect of services similar to those being promoted by the Company or any Associated Company, any person who is or who has been at any time within the period of twelve months expiring on the date of such termination, a customer of the Company or any Associated Company where such goods or services compete with those sold or provided by the Company or any Associated Company;

(d)                                 he will not either during the Employment or at any time after the termination of the Employment use or permit to be used any trade or service name or get-up used in the Company or any of its Associated Companies (or at any time within the twelve months prior to the termination of the Employment) or any other name likely to be confused with such name or get-up;

(e)                                  he will not either during the Employment or at any time after the termination of the Employment use as all or part of its name or as a trade or service mark or part thereof or as the get-up for trading in goods or services, the words “TMP”, “TMP Worldwide”, “Austin Knight”, “Monsterboard”, “MSL” or “MDK” or any colourable imitation thereof (in each case whether or not such words are separated by other words).

17.2                           The restrictions set out in this Clause 17 shall apply whether the relevant activities are carried on directly or indirectly by the Appointee or whether the Appointee is interested or concerned either solely or jointly with or as employee, secondee, manager, adviser, consultant, partner or agent for any other person or as a shareholder to director of a company (but disregarding for this purpose any interest of a person in securities which are listed on The Stock Exchange or traded on the Alternative Investment Market of The Stock Exchange where such interest is in securities which, in all circumstances, carry 5% or less of the voting rights (if any) attaching to the issued securities of that class).

17.3                           The restrictions set out in this Clause 17, are considered by the parties having regard to the Appointee’s duties hereunder and his position in relation to the Company’s or any Associated Company’s business to be no more extensive than is reasonable and necessary for the protection of the legitimate interests of the Company or any Associated Company. The benefit of each such restriction shall be enforceable by the Company or any Associated Company independently of each of the others and its enforceability shall not be affected by any invalidity of any of the others.  If any such restriction shall be found to be void which would be valid if some part thereof were deleted or the period or area of application thereof were reduced, such restriction shall apply with such modifications as may be necessary to make it valid or effective.  The Company may by notice to the Appointee at any time reduce in whole or in part the scope of such restrictions to such extent as the Company shall in its absolute discretion determine and thereupon such restrictions shall apply as modified by such notice.

18.                                 Warranty

The Appointee represents and warrants to the Company that he is not a party to any agreement, contract or understanding, whether of employment or otherwise which would in any way restrict or prohibit him from undertaking or performing the duties of the Employment or any of them in accordance with the terms and conditions of this Agreement.

19.                                 Disciplinary Rules

The terms of this Agreement constitute the disciplinary rules to which the Appointee is subject. If the Appointee is dissatisfied with any disciplinary decision or has any grievance relating to his employment hereunder he should address himself to the Board, which may at its discretion delegate consideration of the matter to one or more members of the Board or to a committee which may contain one or more persons who are not members of the Board. The decision of the Board, or of the persons or committee to which consideration of the matter is delegated, shall be final.

20.                                 General

20.1                           Any notice required to be served hereunder may be served personally or by being sent by prepaid first class post in the case of a notice to the Appointee to his address hereinbefore mentioned or other his last known place of abode and in the case of the Company to its registered office for the time being marked for the attention of the Secretary. Any notice so given shall be deemed to have been received at the time of delivery in the case of personal service or at the expiration of 48 hours after it is posted.

20.2                           This Agreement supersedes all prior agreements and arrangements between the parties relating to the employment of the Appointee which shall upon execution hereof be terminated and neither party to this Agreement shall have any claim against the other in respect of the termination thereof.

20.3                           This Agreement shall be governed by and construed in accordance with the Laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the English and Welsh Courts.

21.                                 Execution

21.1                           This document is intended to be executed as a deed and shall not be treated as delivered until it is dated.

21.2                           This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution by a party of one or more counterparts shall constitute execution by that party of this Deed for all purposes.

IN WITNESS whereof this document has been executed and delivered as a deed the day and year first above written.

THE SCHEDULE

Summary of Terms and Conditions

(Pursuant to s.1 Employment Rights Act 1996)

1.                                       The Agreement: The Service Agreement dated 28 August 1998 and made between the Company and the Appointee.

2.                                       Name of Employer: TMP Worldwide Limited

3.                                       Name of Employee: P Dolphin

4.                                       Job Title:                          Managing Director of TMP Worldwide’s European business

5.                                       Place of work/Address of the Company: 32 Aybrook Street, London W1M 3JL. The Appointee may be required to travel from time to time, for such period and to such places as the Company deems fit.  If the Appointee is required to work outside the United Kingdom for more than one month, the period, currency of remuneration, additional remuneration payable and any conditions relating to the return to the United Kingdom will be specified by the Company at such time.

6.                                       Date of Commencement of Employment:  28 August 1998

7.                                       Term of Employment: two years from the date of the Agreement and thereafter subject to Notice (see below).

8.                                       This Employment is continuous with any previous period of employment with the Company which commenced on 1 September 1971.

9.                                       Remuneration: £175,000.

10.                                 Hours of Work:  9:15 am to 5:30 pm and such further working hours as may be necessary for the Appointee to fulfil his duties.

11.                                 Holidays: 25 working days per Holiday Year with full remuneration.

12.                                 Sickness or Injury: Clause 10 of the Agreement.

13.                                 Pension: Clause 11 of the Agreement.

14.                                 Notice: Not less than twelve months’ prior written notice by the Company or the Appointee expiring on or at any time after two years from the date of the Agreement.

15.                                 Discipline and Grievance Procedure: Clause 19 of the Agreement.

16.                                 Collective Agreements: None.

Signed as a Deed by	)
P. DOLPHIN	)	/s/ Peter Dolphin
in the presence of:	)
Independent Witness	)	/s/ Catherine Mellon
Name	)	Catherine Mellon
Address	)	38 Ponsand Road, London NW106BL
Occupation	)	Secretary

Signed by
For and on behalf of	)
TMP WORLDWIDE LIMITED	)	/s/ Stephen Cooney
in the presence of:	)
Independent Witness	)	/s/ Catherine Mellon
Name	)	Catherine Mellon
Address	)	38 Ponsand Road, London NW106BL
Occupation	)	Secretary